                                   EXHIBIT 11.
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

THREE MONTH PERIOD ENDED SEPTEMBER 30, 1997
--------------------------------------------------------------------------------

                                                                     ASSUMING
                                                  PRIMARY          FULL DILUTION
                                                  -------          -------------
WEIGHTED AVERAGE OF OUTSTANDING
SHARES                                          32,309,409           32,309,409

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                   1,038,325            1,587,990

OTHER POTENTIALLY DILUTIVE SECURITIES:
     CONVERTIBLE NOTES (1)                             N/A              595,238

                                                ----------           ----------
SHARES USED IN COMPUTING
NET INCOME PER SHARE                            33,347,734           34,492,637
                                                ==========           ==========


NET INCOME                                      $6,130,054           $6,130,054

ADJUSTMENTS ASSUMING FULL DILUTION:                    N/A                  N/A

                                                ==========           ==========
NET INCOME                                      $6,130,054           $6,130,054
                                                ==========           ==========


NET INCOME PER SHARE                                $0.184               $0.178

DILUTION PERCENTAGE ASSUMING FULL DILUTION (2)         N/A                  3.3%

NET INCOME PER SHARE                                 $0.18                $0.18
                                                ==========           ==========


NINE MONTH PERIOD ENDED SEPTEMBER 30,            1997
------------------------------------------------------------------------------

                                                                    ASSUMING
                                                  PRIMARY         FULL DILUTION
                                                  -------         -------------
WEIGHTED AVERAGE OF OUTSTANDING
SHARES                                           32,242,640        32,242,640

COMMON EQUIVALENT SHARES:
     OUTSTANDING STOCK OPTIONS                      698,900         1,519,671

OTHER POTENTIALLY DILUTIVE SECURITIES:
     CONVERTIBLE NOTES (1)                              N/A           198,413

                                                -----------       -----------
SHARES USED IN COMPUTING
NET INCOME PER SHARE                             32,941,540        33,960,724
                                                ===========       ===========


NET INCOME                                      $16,826,524       $16,826,524

ADJUSTMENTS ASSUMING FULL DILUTION:                     N/A               N/A

                                                ===========       ===========
NET INCOME                                      $16,826,524       $16,826,524
                                                ===========       ===========


NET INCOME PER SHARE                                $0.5108            $0.495

DILUTION PERCENTAGE ASSUMING FULL DILUTION (2)          N/A               3.0%

NET INCOME PER SHARE                                  $0.51             $0.50
                                                ===========       ===========

NOTES:

(1)- On September 16, 1997, the company sold $100 million of 5% convertible subordinated notes due October 2002. The notes are convertible at the option of the holders into Orbital common stock at a conversion price of $28.00 per share

(2)- Dilution caused by common stock equivalents and other potentially dilutive securities that is less than 3% is considered immaterial, and only primary earnings per share is presented in the accompanying condensed consolidated statement of earnings.

(3)- Subsidiary stock options that enable holders to obtain subsidiary's common stock pursuant to effective stock option plans are included in computing the subsidiary's earnings per share, to the extent dilutive. Those earnings per share data are included in the Company's per share computations based on the Company's holdings of the subsidiary's stock. For the three- and nine-months ended September 30, 1997, all such subsidiary stock options were anti-dilutive.